--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K
                                 Current Report
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 19, 1999


                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                   ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                 005-42674                09265-04802
   ------------------------  ------------------------   ----------------------
   (State of Incorporation)  (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)



2121 San Jacinto Street, Suite 2500, Dallas, Texas 75201
--------------------------------------------------------
Address of Principal Executive Offices



Registrant's telephone number, including area code : (214) 953-4500


--------------------------------------------------------------------------------

Item 5.   Other Events.

     On May 19, 1999, the Company, UCR, Inc., Ameri-Forge Corporation, GPX Corp. and AF Acquisition Company entered into a definitive agreement (the "Asset Purchase Agreement") for the sale of the Company's Ameri-Forge unit to Tanglewood Companies LP, Houston, TX, for $40 million in cash proceeds which the Company will use to pay down debt. The transaction contemplated by the Asset Purchase Agreement (the "Transaction") is subject to customary regulatory approval and post-closing adjustments and is expected to close within 60 days. The Company will realize approximately $40 million in tax benefits from the Transaction, which will offset taxes payable on the sale of APG Lime and generate tax loss carryforwards to be used against other earnings. The foregoing description of the Transaction and the Asset Purchase Agreement is qualified in its entirety by reference to (i) the press release issued in connection with the Transaction and (ii) the Asset Purchase Agreement, which are filed as Exhibits hereto and are incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

                                    EXHIBITS

Exhibit 2.1  -  Asset Purchase Agreement among Global Industrial Technologies,
                Inc., UCR, Inc., Ameri-Forge Corporation, GPX Corp. and AF Acquisition Company dated as of May 19, 1999.

Exhibit 99.1 -  Press release of Global Industrial Technologies, Inc. dated May
                20, 1999.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


Dated: May 21, 1999           By:    /s/ Jeanette H. Quay
                                 ----------------------------------------
                              Name:  Jeanette H. Quay
                              Title: Vice President, General Counsel and
                                     Secretary